Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2014 relating to the consolidated financial statements of QR Energy, LP, which appears in the Current Report on Form 8-K of Breitburn Energy Partners LP dated October 6, 2014.
/s/ PricewaterhouseCoopers LLP

Houston, TX
July 2, 2015